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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):  SEPTEMBER 27, 2001


                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


          NEW JERSEY                 0-10039                  22-2267658
(State or Other Jurisdiction of   (Commission             (I.R.S. Employer
         Incorporation)           File Number)          Identification Number)



           757 THIRD AVENUE, NEW YORK, NEW YORK                    10017
   (Address of Registrant's Principal Executive Offices)         (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

         eB2B Commerce, Inc. (the "Company") requested a hearing before The Nasdaq Listing Qualifications Panel to review Nasdaq's decision to delist the Company's common stock from trading on the Nasdaq SmallCap Market for failure to comply with Nasdaq's minimum $1.00 bid price requirement for continued listing. The hearing was scheduled for October 4, 2001. However, on September 27, 2001, Nasdaq announced that it was implementing a moratorium on the $1.00 minimum bid price requirement. Since the moratorium suspends this requirement until January 2, 2002, the hearing was canceled and no further deficiencies in the Company's minimum bid price will accrue, if at all, until after that date.

         The Company completed a private financing (the "Financing") in May 2001 consisting of $7,500,000 principal amount of convertible notes and warrants. These notes were recently automatically converted into Series C convertible preferred stock pursuant to their terms. Pursuant to the Financing, the Company is required to repay the $7,500,000 (plus 15%) in the event the Company fails to receive shareholder approval of the Financing by October 31, 2001. The shareholders will vote upon approval of the Financing at the Company's annual meeting of shareholders to be held on October 17, 2001.

         The Company was advised by Nasdaq that, in the event the Financing is not approved by shareholders, the existence of the Company's option to repay the securityholders from the Financing in stock violates Nasdaq's 20% issuance limitation as set forth in Nasdaq Rule 4350(i)(D) (the "Rule"). Nasdaq indicated that, generally, any agreement in which the Company could issue an amount of securities in excess of 20% of outstanding shares, whether or not the issuance occurs while the Company's securities are traded on Nasdaq, is in violation of the Rule.

         In order to place the Company back into compliance with Nasdaq requirements, the Company, by its letter dated October 3, 2001, agreed with Nasdaq to amend the relevant provisions in the notes and the Series C preferred stock designation so that the Company is prohibited from issuing common stock equal to or greater than 20% or more of the Company's common stock or 20% or more of the voting power outstanding before the issuance, in the event that requisite shareholder approval is not obtained for the Financing. As a result, should the Financing not be approved, based on recent market prices of the Company's common stock, the Company would be required to repay the securityholders of the Financing primarily in cash. The Company does not currently have sufficient cash for this purpose and no assurances can be given that any sources of funding for this potential obligation would become available.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2001

                                eB2B Commerce, Inc.


                                By:       /s/ Richard S. Cohan
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                                Name:   Richard S. Cohan
                                Title:  President and Chief Executive Officer